Exhibit 99.1

JOINT FILING AGREEMENT AND POWER OF ATTORNEY

Agreement for Joint Filing of Schedule 13D and Grant of Power of Attorney

Dated July 31, 2026

Pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended (the "Act"), the undersigned acknowledge and agree that Amendment No.3 to Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this Amendment shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

The undersigned hereby constitute and appoint David Pirrung, signing singly, the undersigned's true and lawful attorney-in-fact to:

a.	execute for and on behalf of the undersigned Schedule 13D in accordance with Section 13(d) of the Act and the rules thereunder, with respect to the securities of Nam Tai Property Inc.;
b.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, complete and execute any amendment or amendments thereto, and file any such Schedule 13D or amendment with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
c.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power-of-Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13 of the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13D with respect to the undersigned's direct or indirect beneficial ownership of and/or transactions in securities of Nam Tai Property Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

This Power of Attorney shall not be revoked or terminated by any subsequent power of attorney. This Power of Attorney is not intended to revoke or terminate any prior powers of attorney. If it is determined by a court of competent jurisdiction that any provision of this Power of Attorney is invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Power of Attorney.

(Signature page(s) follow)

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

/s/ Peter R. Kellogg
Peter R. Kellogg

/s/ Charles K. Kellogg
Charles K. Kellogg

Goose Creek Capital, Inc.

By:	/s/ David Pirrung
Name: David Pirrung
Title: Chief Financial Officer

IAT Reinsurance Company Ltd.

By:	/s/ David Pirrung
Name: David Pirrung
Title: Chief Financial Officer

IAT Insurance Group, Inc.

By:	/s/ David Pirrung
Name: David Pirrung
Title: Chief Financial Officer

Harco National Insurance Company

By:	/s/ David Pirrung
Name: David Pirrung
Title: President